Henry Schein, Inc.

                                 Management Team

                         2002 Performance Incentive Plan

                                  Plan Summary




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1.   INTRODUCTION

Congratulations on being designated a participant in the Performance Incentive Plan ("PIP," or the "Plan"), Henry Schein's incentive-based cash compensation program for its management team. Plan participants include the entire management team of directors and vice presidents. The Plan has been designed to bind all participants together in a concerted effort to drive our business toward achieving common objectives that benefit the Company as a whole, the management team and each participant. The Plan is specifically designed to:

     o Provide each participating management team member ("Participant") with an annual cash bonus opportunity;

     o Foster achievement of specific corporate, business unit and individual performance goals ("Goals");

     o Recognize and reward Participants for individual and management team achievements; and

     o Reward each Participant with a cash Super Bonus, if measurable Company profitability Goals are exceeded.

The PIP cash bonus award, in conjunction with a Participant's base compensation, is intended to provide Participants with competitive total annual cash compensation that is at or above the median for comparable positions at companies in our industry and at other organizations of our size.

2.   ELIGIBILITY

The Chief Executive Officer ("CEO") annually determines eligibility for participation in the Plan. Participation is intended to be ongoing. However, changes in assignments may result in a Participant's being ineligible to participate in the Plan. Team Schein Members will be notified at the beginning of each year regarding their eligibility to participate in the Plan.

3.   PIP AWARDS

PIP awards are based on:

     o    The Company's quarterly  profitability,  specifically measured against
          earnings  per  share  ("EPS"),   net  income  or  other  predetermined
          profitability Goals;

     o The level of achievement of the Participant's business unit or functional area of its financial and other performance Goals; and

     o    Each Participant's achievement of his or her individual Goals.

4.   INDIVIDUAL PERFORMANCE GOALS

A  Participant's   individual   performance  Goals  are  classified  into  three
categories:
     o    Company financial performance,

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     o    Functional area financial performance, and
     o    MBO performance.

The Company Financial Performance Goals are determined for each quarter, with each quarterly Goal representing, on a stand alone basis, 25% of each Participant's target for the Company Financial Performance component of his or her program. The Functional Financial Performance Goal and the MBO Performance Goal evaluation and analysis will be on an annual basis, unless specified. The PIP award payouts and the Super Bonus award payouts corresponding to levels of achievement of Company Financial Performance Goals are set forth on Exhibits A1
- A4. The PIP award payouts for meeting or exceeding Functional Area Financial Goals and each Participant's individualized MBO Performance Goals are set forth on Exhibits B and C, respectively.

The CEO and the person to whom the Participant reports ("Manager") will determine the Participant's Goals at the start of each year. A review of these Goals will be an ongoing process. Any changes during the year must be approved by the Manager and, if appropriate, by the CEO. Each Participant and his or her Manager are encouraged to have performance evaluations during the year to monitor progress and, if necessary, to modify Goals (with the approval of the CEO, if appropriate) for the balance of the year.

The following table illustrates performance Goals for different types of management positions:

--------------------------------------------------------------------------------
        Performance Goals Based on
            Position and Role

--------------------------------------------------------------------------------

                                          Range of Performance Goal Categories

            Management Segment           ---------------------------------------
                                          Functional     Company
                                          Financial     Financial        MBO
                                         Performance   Performance   Performance

--------------------------------------------------------------------------------
Corporate                                 20% - 50%     15% - 30%     40% - 60%
Management Participants (e.g. Finance,
Supply Chain TSM's,   etc)
--------------------------------------------------------------------------------
Major Business                            60% - 70%     10% - 20%     20% - 30%
Unit Participants
(e.g. Dental Group, Medical Group,
 Veterinary Group TSM's, etc.)

--------------------------------------------------------------------------------
Supporting Corporate Function             20% - 30%     10% - 20%     50% - 60%
Participants (e.g. Legal Department,
Human Resources Department TSM's, etc.)
--------------------------------------------------------------------------------

Note: This schedule is  intended  to provide  guidelines  for  development  of a specific performance plan for each Participant. Final weighting of performance Goals for each Participant will be determined by the Participant's Manager and, if appropriate, approved by the CEO.

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5.   COMPANY FINANCIAL PERFORMANCE GOALS

Company net income goals will be set for the entire Management Team on a quarterly EPS basis. These are internally developed EPS base Goals as determined by the executive management team. Other metrics to be used as part of the Company's financial performance Goals formula may include pre-tax profits, gross profit improvement from previous periods, etc.

See Exhibits A1 - A4 for PIP award payouts for achieving Company Financial Performance Goals.

6.   FUNCTIONAL AREA FINANCIAL PERFORMANCE GOALS

For Participants  managing areas that impact a P&L, these Goals are based on the
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business unit's financial performance measured against annual financial budgets, in the following areas:

     o    Group/Divisional contribution dollars.
     o    Group/Divisional Pre-Tax income after "service charges."
     o    Group/Divisional net income Goals.
     o Pre-Tax Income of operating subsidiaries -- sales, gross profit and operating income Goals.

For Participants with infrastructure or supporting responsibilities, these Goals
-------------------------------------------------------------------
are based on expense performance relative to the budget (after adjustment for volume of business, if appropriate).

See Exhibit B for PIP award payouts for achieving and exceeding Functional Area Financial Goals.

7.   MBO PERFORMANCE GOALS

Specific, measurable MBO Performance Goals will be developed for each Participant. These MBO Performance Goals should drive toward and support four enterprise-wide initiatives: Profitability; Process Excellence; Customer Orientation and Strategic Planning.

o    Profitability  - e.g.,  reduce  expenses  as a percent  of sales;  increase
     -------------
     business unit sales; reduce inventory.

o    Process  Excellence  - e.g.,  implement  a new  policy;  reduce  errors  to
     -------------------
     customers; reduce DSO's; increase inventory turns.

o    Customer Satisfaction - e.g., increase frequency of salesperson to customer
     ---------------------
     contacts; implement project to develop TSR screen to aid in positive customer interactions; support internal customer by completing all recruits within a reasonable, predetermined time period; develop customer feedback program, such as surveys and focus groups.

o    Strategic  Planning - e.g.,  develop  strategic  plan  based on  individual
     -------------------
     responsibilities; benchmark Participant's unit against similar companies' functions.

See Exhibit C for PIP award payouts for achieving and exceeding MBO Performance Goals.

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8.   ACQUISITIONS, NEW BUSINESS VENTURES

Goals will be adjusted for acquisitions and new business ventures that are not initially considered in developing the original Company target, unless otherwise determined by the CEO and the Chief Financial Officer ("CFO"). If this occurs, it will be timely communicated to the Participant and his or her Manager.

9.   THE SUPER BONUS

HSI's enhanced PIP program also includes a Super Bonus opportunity.

If the Company as a whole exceeds its quarterly internal EPS base Goals, each Participant has the opportunity to earn a Super Bonus in relation to the COMPANY FINANCIAL PERFORMANCE component of his or her PIP award. See Exhibits A1 - A4 for Super Bonus award payouts for exceeding Company Financial Performance Goals.

10.  PLAN AWARDS

During the first fiscal quarter of each year, individual performance for the previous year is evaluated relative to Goals. PIP and Super Bonus awards are determined for each performance category, as applicable. A Participant's total Plan award will equal the sum of the awards earned in each category for the previous year's performance.

In order to receive any PIP or Super Bonus award, Participants must be actively employed on March 15 of the year the Plan award is to be paid out. A prorated Plan award may be available, at the discretion of the CEO, if a Participant in the Plan dies, becomes permanently disabled, retires at the normal retirement age during the Plan year, or in other special circumstances.

PIP and Super Bonus awards, less applicable withholdings, will generally be made by the end of the first fiscal quarter of each year.

THIS SUMMARY IS A GENERAL DESCRIPTION OF THE HENRY SCHEIN, INC. PERFORMANCE INCENTIVE PLAN FOR THE MANAGEMENT TEAM AS OF JANUARY 1, 2002. THIS SUMMARY IS NOT INTENDED TO, NOR DOES IT CONSTITUTE, A CONTRACT OR GUARANTEE OF CONTINUED EMPLOYMENT. THE COMPANY RESERVES THE RIGHT TO CHANGE OR TERMINATE THE PLAN AT ANY TIME WITHOUT NOTICE.

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